Exhibit 99.1

NRx Pharmaceuticals (Nasdaq:NRXP) announces elimination of all balance sheet debt following equity conversion

●	Remaining $5.4 million debt was repaid through strategic equity conversion in common stock with no additional warrants or adjustment provisions
●	Company anticipates that Dec 31 balance sheet will reflect no outstanding convertible debt
●	Debt-free balance sheet sets the stage for accelerated growth in 2026 with potential drug approvals and clinic expansions

WILMINGTON, Del., Dec. 2, 2025 – NRx Pharmaceuticals, Inc. (Nasdaq: NRXP), a clinical-stage biopharmaceutical company, today announced that it has repaid the remaining $5.4 million balance sheet debt to Anson Funds, LLC, through equity conversion of common stock. There were no warrants or other repricing mechanisms associated with this transaction. Anson originally lent $16.2 million USD to the Company to fund repayment of prior loans and corporate operating expenses. With this repayment, the Company anticipates ending the 2025 calendar year with a balance sheet free of all debt. NRx believes that this milestone properly positions the company’s capital structure for accelerated growth with anticipated drug approvals and clinic expansions in the coming year.

“We thank Anson Funds for supporting our Company during a challenging period for biotechnology equities and for enabling us to advance our pharmaceutical and clinical programs toward potential 2026 approval and expansion in support of patients with suicidal depression and PTSD,” said Dr. Jonathan Javitt, MD, MPH, Chairman and CEO of NRx Pharmaceuticals and its subsidiary HOPE Therapeutics.

About NRx Pharmaceuticals, Inc.
NRx Pharmaceuticals, Inc. (www.nrxpharma.com), is a clinical-stage biopharmaceutical company developing therapeutics based on its NMDA platform for the treatment of central nervous system disorders, specifically suicidal depression, chronic pain, and PTSD. The Company is developing NRX-100 (preservative-free intravenous ketamine) and NRX-101, (oral D-cycloserine/lurasidone). NRX-100 has been awarded Fast Track Designation for the treatment of Suicidal ideation in Depression, including Bipolar Depression. NRX-101 has been awarded Breakthrough Therapy Designation for the treatment of suicidal bipolar depression. NRx has recently re-filed an Abbreviated New Drug Application (ANDA), and initiated a New Drug Application filing for NRX-100 with an application for the Commissioner’s National Priority Voucher Program for the treatment of suicidal ideation in patients with depression, including bipolar depression.

Notice Regarding Forward-Looking Statements
The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company has reported regulatory milestones as they have been achieved but has not predicted the outcome of any future regulatory determination. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, including uncertainties and assumptions relating to the Company's operations, results of operations, growth strategy, and, among other things, liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:
Matthew Duffy	Brian Korb
Chief Business Officer, NRx	Managing Partner, astr partners
(646) 335-5923	(917) 653-5122
mduffy@nrxpharma.com	brian.korb@astrpartners.com